Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333- 257305) of Pioneer Merger Corp of our report dated June 22, 2021, relating to the 2019 consolidated financial statements of Acorns Grow Incorporated and Subsidiaries, and to the reference to our firm under the heading “Experts” in the proxy statement/consent solicitation statement/prospectus, which is part of the Registration Statement.

/s/ Moss Adams LLP

Phoenix, Arizona

October 26, 2021